Exhibit 99.1

Contacts:	Carl M. Mills Chief Financial Officer (408) 990-4000 cmills@quicklogic.com	Kristine Mozes Mozes Communications (781) 652-8875 kristine@mozescomm.com

QuickLogic Announces Fiscal 2005 and Fourth Quarter Results

 - FY05 Solidly Profitable on an 8% Revenue Increase

SUNNYVALE, Calif. – February 1, 2006 – QuickLogic Corporation (NASDAQ: QUIK), the pioneer of Embedded Standard Products (ESPs) and the leader in lowest-power programmable logic solutions, today announced its financial results for the fourth quarter and fiscal year ended December 31, 2005.

Revenue for 2005 was $48.3 million, up eight percent from $44.6 million in 2004.  The ESP and Advanced ESP product families contributed 38 percent of revenue in 2005.  Under generally accepted accounting principles (GAAP), 2005 net income was $2.4 million, or $0.08 per diluted share, compared with a net loss of $8.8 million, or $0.35 per share, in 2004.  In 2005, non-GAAP net income was $3.9 million, or $0.14 per diluted share, compared with a net loss of $3.9 million, or $0.15 per share, in 2004.

Revenue for the fourth quarter of 2005 was $10.3 million, compared with $11.1 million in the fourth quarter of 2004 and $12.6 million in the third quarter of 2005.  The ESP and Advanced ESP product families contributed 45 percent of revenue in the fourth quarter of 2005, compared with 36 percent of revenue in the third quarter of 2005.  Under GAAP, the net loss for the fourth quarter of 2005 was $456,000, or $0.02 per share.  This compares with a net loss of $6.0 million, or $0.23 per share, in the fourth quarter of 2004, and with net income of $1.6 million, or $0.06 per diluted share, in the third quarter of 2005.

Non-GAAP net loss for the fourth quarter of 2005 was $456,000, or $0.02 per share, compared with a non-GAAP net loss of $1.3 million, or $0.05 per share, in the fourth quarter of 2004, and with non-GAAP net income of $1.7 million, or $0.06 per diluted share, in the third quarter of 2005.  QuickLogic reports net income, or loss, in accordance with GAAP and also on a non-GAAP basis to highlight infrequent or non-recurring charges.  Non-GAAP results, where applicable, exclude long-lived asset impairments, the write-off of long-lived assets and write-downs of the Company’s investment in Tower Semiconductor Ltd.

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“In 2005, we were pleased to achieve solid profitability for the year and generate $3.4 million in cash.  In the fourth quarter, we had significant revenue from our new products - Eclipse II, QuickPCI II and QuickMIPS - which contributed 12 percent of our total revenue,” said E. Thomas Hart, chairman, president and CEO.  “Although we were pleased with the revenue growth of our new products, it did not fully offset the decline in revenue from our end-of-life pASIC1 and pASIC2 products, as well as from our other products.  Also in the fourth quarter, we announced the introduction of PolarPro, the world’s lowest power FPGA family, and shipped engineering samples of the first product to select customers.  We are excited about the prospects for this new family, particularly in high-volume prosumer, battery-powered, handheld products.”

Conference Call

QuickLogic will hold a conference call at 2:30 p.m. Pacific Time today, February 1, 2006, to discuss the fiscal year and fourth quarter financial results.  To participate, please call 1-888-873-4896 or 1-617-213-8850 (international) by 2:20 p.m. Pacific Time on February 1, 2006.  You will need to reference the pass code: 23557889.  A live webcast of the conference call will be available via the investor relations page of the company’s website at www.quicklogic.com.  A recording of the call will be available starting one hour after completion of the call.  To access the recording, please call 1-888-286-8010 or 1-617-801-6888 (international).  You will need to reference the pass code: 47480056.  The call recording will be archived until February 8, 2006 and the webcast will be available for 12 months.

About QuickLogic

QuickLogic Corporation (NASDAQ: QUIK) is the leading provider of the lowest-power programmable logic solutions for the portable electronics, industrial, communications and military markets.  Our latest products, PolarPro™, Eclipse™ II and QuickPCI® II, are being used to implement bridge and control solutions in embedded systems requiring Wi-Fi and IDE-based hard disk drives.  QuickLogic’s proprietary ViaLink® technology offers significant benefits for programmable logic, including the lowest power, instant-on capability and bulletproof intellectual property security.  The Company is located at 1277 Orleans Drive, Sunnyvale, CA 94089-1138. For more information, please visit the QuickLogic web site at www.quicklogic.com.

Non-GAAP Financial Measures

QuickLogic reports financial information in accordance with generally accepted accounting principles (GAAP), but believes that non-GAAP financial measures are helpful in evaluating its operating results and comparing its performance to its peer companies.  Accordingly, the Company also uses calculations of (i) non-GAAP net income (loss), which represents net income (loss) excluding the effect of long-lived asset impairments, the write-off of long-lived assets and write-downs of the Company’s investment in Tower Semiconductor Ltd.; and (ii) non-GAAP net

income (loss) per share, which represents basic and diluted net income (loss) per share excluding long-lived asset impairments, the write-off of long-lived assets and write-downs of the Company’s investment in Tower Semiconductor Ltd.  The Company provides this non-GAAP information to enable investors to evaluate its operating results in a manner similar to how the Company analyzes its operating results and to provide consistency and comparability with similar companies in the Company’s industry.  Investors should note, however, that the non-GAAP financial measures used by the Company may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies.  The Company does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures alone or as a substitute for financial information prepared in accordance with GAAP.  A reconciliation of GAAP net income (loss) to non-GAAP net income (loss) is included in the financial statements portion of this release.  Investors are encouraged to review the related GAAP financial measures and the reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures.

Safe Harbor Statement Under The Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements made by our CEO relating to the prospects of our new products and the revenue generating potential of such new products, which is dependent on the market acceptance of our products and the level of customer orders.  Actual results could differ materially from any such forward-looking statements.  Factors that could cause actual results to differ materially include our ability to replace pASIC1 and pASIC2 revenue, which we expect to decline substantially due to end-of-life purchases of such products; delays in the market acceptance of the Company’s ESPs or new products; the ability to convert new design opportunities into customer revenue; the level and timing of customer design activity; the market acceptance of our customers’ products; our ability to introduce and produce new products based on advanced wafer technology on a timely basis; our ability to adequately market the low power, competitive pricing and short time-to market of our new product families; intense competition, including the introduction of new products by competitors; our ability to hire and retain qualified personnel; changes in product demand or supply; and general economic conditions.  These factors and others are described in more detail in the Company’s public reports filed with the Securities and Exchange Commission, including the risks discussed in the “Risk Factors” section in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and in the Company’s prior press releases.

The QuickLogic name and logo are registered trademarks of QuickLogic Corporation.  All other brands or trademarks are the property of their respective holders and should be treated as such.

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Note to Editors: Financial Tables Follow

QUICKLOGIC CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Years Ended
	December 31, 2005	December 31, 2004	September 30, 2005	December 31, 2005	December 31, 2004

Revenue	$10,317	$11,079	$12,645	$48,259	$44,612
Cost of revenue	4,296	5,799	4,326	18,124	20,878
Gross profit	6,021	5,280	8,319	30,135	23,734

Operating expenses:
Research and development	2,411	2,539	2,449	9,648	11,885
Selling, general and administrative	4,375	4,073	4,140	16,855	15,905
Long-lived asset impairment	—	3,201	—	—	3,201
Total operating expenses	6,786	9,813	6,589	26,503	30,991

Income (loss) from operations	(765)	(4,533)	1,730	3,632	(7,257)

Write-down of investment in Tower Semiconductor Ltd.	—	(1,532)	—	(1,466)	(1,532)
Interest expense	(37)	(56)	(46)	(189)	(255)
Interest income and other, net	280	85	92	542	212
Income (loss) before income taxes	(522)	(6,036)	1,776	2,519	(8,832)

Provision for (benefit from) income taxes	(66)	—	154	169	—
Net income (loss)	$(456)	$(6,036)	$1,622	$2,350	$(8,832)

Net income (loss) per share:
Basic	$(0.02)	$(0.23)	$0.06	$0.09	$(0.35)
Diluted	$(0.02)	$(0.23)	$0.06	$0.08	$(0.35)

Weighted average shares:
Basic	27,539	26,086	27,146	26,954	25,493
Diluted	27,539	26,086	28,313	28,039	25,493

QUICKLOGIC CORPORATION
NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Years Ended
	December 31, 2005	December 31, 2004	September 30, 2005	December 31, 2005	December 31, 2004

Revenue	$10,317	$11,079	$12,645	$48,259	$44,612
Cost of revenue	4,296	5,799	4,323	18,121	20,855
Gross profit	6,021	5,280	8,322	30,138	23,757

Operating expenses:
Research and development	2,411	2,539	2,387	9,586	11,778
Selling, general and administrative	4,375	4,073	4,139	16,854	15,870
Total operating expenses	6,786	6,612	6,526	26,440	27,648

Income (loss) from operations	(765)	(1,332)	1,796	3,698	(3,891)

Interest expense	(37)	(56)	(46)	(189)	(255)
Interest income and other, net	280	85	92	542	212
Income (loss) before income taxes	(522)	(1,303)	1,842	4,051	(3,934)

Provision for (benefit from) income taxes	(66)	—	154	169	—
Net income (loss)	$(456)	$(1,303)	$1,688	$3,882	$(3,934)

Net income (loss) per share:
Basic	$(0.02)	$(0.05)	$0.06	$0.14	$(0.15)
Diluted	$(0.02)	$(0.05)	$0.06	$0.14	$(0.15)

Weighted average shares:
Basic	27,539	26,086	27,146	26,954	25,493
Diluted	27,539	26,086	28,313	28,039	25,493

QUICKLOGIC CORPORATION
GAAP AND NON-GAAP NET INCOME (LOSS) RECONCILIATION
(In thousands)
(Unaudited)

	Three Months Ended			Years Ended
	December 31, 2005	December 31, 2004	September 30, 2005	December 31, 2005	December 31, 2004

GAAP net income (loss)	$(456)	$(6,036)	$1,622	$2,350	$(8,832)
Charges excluded from non-GAAP net income (loss):
Long-lived asset impairment	—	3,201	—	—	3,201
Write-off of long-lived assets	—	—	66	66	165
Write-down of investment in Tower Semiconductor Ltd.	—	1,532	—	1,466	1,532
Non-GAAP net income (loss)	$(456)	$(1,303)	$1,688	$3,882	$(3,934)

QUICKLOGIC CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	December 31, 2005	December 31, 2004(1)
ASSETS

Current assets:
Cash and cash equivalents	$28,283	$24,914
Short-term investment in Tower Semiconductor Ltd.	1,297	2,022
Accounts receivable, net	5,556	4,786
Inventory	7,830	6,741
Other current assets	1,265	1,506
Total current assets	44,231	39,969
Property and equipment, net	5,697	5,403
Investment in Tower Semiconductor Ltd.	653	1,017
Other assets	4,415	4,552

TOTAL ASSETS	$54,996	$50,941

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Revolving line of credit	$—	$2,000
Trade payables	3,338	4,119
Accrued liabilities	3,434	2,511
Deferred income on shipments to distributors	1,626	1,667
Current portion of debt and capital lease obligations	1,790	2,286
Total current liabilities	10,188	12,583

Long-term liabilities:
Debt and capital lease obligations, less current portion	1,163	1,036
Deferred royalty revenue	1,408	1,156
Total long-term liabilities	2,571	2,192
Total liabilities	12,759	14,775

Stockholders’ equity:
Common stock, at par value	28	26
Additional paid-in capital	159,179	155,837
Accumulated other comprehensive income	377	—
Accumulated deficit	(117,347)	(119,697)
Total stockholders’ equity	42,237	36,166

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$54,996	$50,941

(1)     Derived from the December 31, 2004 audited balance sheet included in the 2004 Annual Report on Form 10-K of QuickLogic Corporation.

QUICKLOGIC CORPORATION

SUPPLEMENTAL DATA

(Unaudited)

	Percentage of Revenue				Change in Revenue
	Q4 2005	Q3 2005	Fiscal 2005	Fiscal 2004	Q3 2005 to Q4 2005	2004 to 2005
COMPOSITION OF REVENUE

Revenue by product (1):
Mature products	55%	64%	62%	59%	(30)%	13%
Embedded standard products	26%	26%	24%	29%	(18)%	(8)%
Advanced embedded standard products	19%	10%	14%	12%	53%	24%

Revenue by geography:
North America	58%	60%	56%	50%	(22)%	23%
Europe	28%	29%	25%	23%	(23)%	14%
Japan	8%	7%	12%	18%	1%	(26)%
Rest of world	6%	4%	7%	9%	34%	(20)%

Revenue by end-customer segment:
Instrumentation and test	50%	44%	49%	47%	(8)%	13%
Datacom and telecom	28%	15%	19%	21%	49%	(2)%
Military and aerospace systems	11%	32%	19%	12%	(73)%	64%
Graphics and imaging	7%	5%	6%	11%	27%	(42)%
Computing	4%	4%	7%	9%	(16)%	(10)%

(1)                       The mature product family includes pASIC1, pASIC2 and pASIC3 products.  The embedded standard product family includes the QuickRAM, QuickPCI, QuickDSP, QuickFC, and V3 products.  The advanced embedded standard product family includes our Eclipse, Eclipse II, QuickPCI II and QuickMIPS products, as well as programming hardware and software.